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                                                                      Exhibit 17

    - Please fold and detach at perforation. Return the Proxy Ballot only. -

PROXY                                                                     PROXY

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
              FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN
                  INTERMEDIATE MUNICIPAL BOND FUND TO BE HELD
                              ON OCTOBER 25, 2000


The undersigned hereby appoints Timothy R. Schwertfeger, Alan G. Berkshire and Gifford R. Zimmerman and each of them, with full powers of substitution, Proxies for the undersigned to represent and vote the shares of the undersigned at the Special Meeting of Shareholders of Nuveen Intermediate Municipal Bond Fund, a series of the Nuveen Municipal Trust to be held on October 25, 2000, or any adjournment or adjournments thereof as indicated on the reverse side.

          PLEASE BE SURE TO SIGN YOUR PROXY BALLOT ON THE REVERSE SIDE


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                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
             FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE NUVEEN
                    INTERMEDIATE TERM MUNICIPAL BOND FUND
                         TO BE HELD ON OCTOBER 25, 2000

         At the upcoming Special Meeting, shareholders will be asked to approve a reorganization of the Nuveen Intermediate Municipal Bond Fund into the Nuveen Intermediate Duration Municipal Bond Fund and other matters in connection with the reorganization. Please refer to the accompanying prospectus/ proxy statement and cast your vote on the proxy ballot.

         Whether or not you plan to join us at the meeting, please sign, date and vote the proxy ballot and return it to our proxy tabulator in the enclosed post-page envelope. Please specify your choice by marking the appropriate box on the proxy ballot. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Trustees' recommendations.

                    NOTE:  YOUR PROXY IS NOT VALID UNLESS IT
                    IS SIGNED. Please sign exactly as your name(s) appears on the Proxy Ballot. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, either holder should sign.

PROPOSAL:

         1. To approve an Agreement and Plan of Reorganization pursuant to which the Nuveen Intermediate Municipal Bond Fund (the "Intermediate Term Fund") would (i) transfer all of its assets to the Nuveen Intermediate Duration Municipal Bond Fund (the "National Fund") in exchange solely for Class A, C and R shares of beneficial interest of the National Fund and the National Fund's assumption of the liabilities of the Intermediate Fund, (ii) distribute such shares of the National Fund to the holders of shares of the Intermediate Fund and (iii) be liquidated, dissolved and terminated as a series of the Nuveen Municipal Trust (the "Trust") in accordance with the Trust's Declaration of Trust.

         2. In their discretion, the Proxies indicated on the reverse side of the Proxy Ballot are authorized to vote upon such other matters as may properly come before the Special Meeting.

    - Please fold and detach at perforation. Return the Proxy Ballot only. -

NUVEEN INTERMEDIATE MUNICIPAL BOND FUND
PROXY BALLOT

                                                       FOR     AGAINST   ABSTAIN
1.  Approval of Agreement and Plan of Reorganization.  [ ]       [ ]       [ ]


                                                     2. In their discretion, the
                                                     Proxies are authorized to
                                                     vote on such other business
                                                     as may come before the
                                                     Special Meeting.

                                                     Date:                , 2000
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                                                     Signature(s)